UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT:  March 6, 2006

(Date of earliest event reported)

THE STANDARD REGISTER COMPANY

(Exact name of Registrant as specified in its charter)

OHIO	31-0455440
(State or other jurisdiction of	(I.R.S. Employer
Incorporation or organization)	Identification No.)

600 ALBANY STREET, DAYTON OHIO	45408
(Address of principal executive offices)	(Zip Code)

(937) 443-1000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 2.02 Results of Operations

The information in this Item 2.02 (including the exhibit referenced below) is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information in this Item 2.02 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

On March 6, 2006, Standard Register issued a press release announcing financial results for the fourth quarter and full year ended January 1, 2006.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 – News release dated March 6, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT

THE STANDARD REGISTER COMPANY

Date:  March 7, 2006

/s/ Kathryn A. Lamme

By:  Kathryn A. Lamme

Vice President, General Counsel &

Secretary

Standard Register

600 Albany St.  ·  Dayton, OH   45408

News media contact:

937.221.1000  ·  937.221.1486 (fax)

Julie McEwan · 937.221.1825

www.standardregister.com

julie.mcewan@standardregister.com

Investor contact:

Robert J. Cestelli  ·  937.221.1304

                  robert.cestelli@standardregister.com

For Release on March 6, 2006

Standard Register Reports Fourth Quarter and 2005 Financial Results

DAYTON, Ohio (March 6, 2006) – Standard Register (NYSE: SR) today reported its financial results for the fourth quarter and total year ended January 1, 2006.  This news release updates a February 23, 2006, announcement of the Company’s preliminary unaudited pretax results for the quarter and year.  The revenue, pretax profit, cash flow and other information included in the earlier announcement are unchanged in the final audited report.

Results of Operations

Revenue on Continuing Operations was $223.0 million in the quarter, compared to $236.2 million for the fourth quarter 2004.  The prior year reporting period included an extra accounting week, which added an approximation of $17.0 million to 2004’s fourth-quarter and total-year revenues.  On a normalized 13-week quarter basis, revenue was up 1.8 percent.  Total 2005 Revenue on Continuing Operations was $901.9 million, up 1.3 percent from the prior year; adjusting for the extra week, revenue increased by an estimated 3.3 percent.

Net Income was at break-even for the quarter, versus a profit last year of $13.4 million.  The prior year fourth quarter included a $12.8 million after-tax gain on the sale of the Company’s former equipment service business.  For the total year, Net Income was $1.4 million, compared to a Net Loss in 2004 of $30.2 million.  The gain on sale and the operating results of the equipment service business are reported as discontinued operations.

Net Income on Continuing Operations was at break-even for the fourth quarter, compared to a profit of $0.3 million in the prior year.  The current quarter’s results included an unfavorable income tax adjustment of $1.4 million to reserve against a Canadian deferred tax asset.  For the year, Net Income on Continuing Operations improved from a loss last year of $44.7 million to a profit in 2005 of $0.8 million.

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The Company’s 2004 results included impairment charges of $48.5 million, including a $47.1 million charge to eliminate the goodwill of its InSystems subsidiary.  The improved 2005 operating profit is attributed primarily to the increase in revenue, lower costs, and significantly reduced restructuring and impairment expenses.

The table isolates the effects of restructuring, impairment, and certain tax adjustments for the fourth quarter and total years 2005 and 2004.

[$ Millions]	Effect on Fourth-Quarter Income			Effect on Total-Year Income
CONTINUING OPERATIONS	2005	2004	Chg	2005	2004	Chg

Operations before Restructuring & Impairment	2.8	2.7	0.1	13.4	-8.5	21.9
Restructuring Expense	-0.2	-1.6	1.3	-2.3	-13.6	11.3
Impairment Expense	-0.1	-0.1	-0.1	-0.3	-48.5	48.2
Income / (Loss) on Operations	2.4	1.0	1.4	10.8	-70.6	81.5

Interest & Other Income / (Expense)	-0.1	-0.6	0.6	-1.9	-2.4	0.5
Pretax Income / (Loss)	2.4	0.4	2.0	8.9	-73.1	82.0

Ohio Tax Law Change				2.9		2.9
Insystems Deferred Tax Adjustment	1.4			1.4
Other Income Taxes	1.0	0.1	0.9	3.8	-28.4	32.1
Net Income / (Loss)	0.0	0.3	-0.4	0.8	-44.7	45.5

DISCONTINUED OPERATIONS
Operations After Tax		0.2	-0.2		1.7	-1.7
Gain on Sale After Tax		12.8	-12.8	0.6	12.8	-12.3
Total After Tax	0.0	13.0	-13.0	0.6	14.5	-14.0

TOTAL NET INCOME / (LOSS)	0.0	13.4	-13.4	1.4	-30.2	31.6

“We continued to make good operating progress in 2005,” said Dennis Rediker, president and chief executive officer of Standard Register.  “Setting aside restructuring and impairment charges, our 2005 Pre-tax Income on Continuing Operations increased $21.9 million over 2004 and was $36.0 million higher than in 2003.”

Cash Flow

The Company continued to generate cash and pay down debt.  “The Company netted positive cash flow of $15.9 million during 2005 – after funding all of our operating needs, $20.2 million in capital expenditures, $15.0 million in pension contributions, $5.2 million in restructuring costs, and $26.6 million in dividend payments,” said Rediker.  The balance sheet remains very strong with net debt (total debt less cash and short-term investments) ending the year at $21.4 million.  End-of-year net debt balances for 2004 and 2003 were $37.3 million and $48.1 million, respectively.

Outlook

“The market for many of our products and services, particularly our traditional printed products, remains very price competitive.  Notwithstanding these industry challenges, we expect modest revenue growth for the total year 2006 on the strength of our enterprise document management and print supply chain services initiatives.

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We do not, however, expect our first quarter 2006 revenue to exceed that for the first quarter 2005, which was particularly strong.  We will also continue to focus on productivity improvements, asset management, and maintaining a strong balance sheet,” said Rediker.

Presentation of Information in This Press Release

This press release presents information that excludes restructuring, impairment, the Ohio tax law change, and the InSystems deferred tax adjustment.  These financial measures are considered non-GAAP.  Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows where amounts are either excluded or included not in accordance with generally accepted accounting principles (GAAP).  We believe that this information will enhance an overall understanding of our financial performance due to the non-operational nature of these items and the significant change from period to period.  This presentation is consistent with the manner in which our Board of Directors internally evaluates performance.  The presentation of non-GAAP information is not meant to be considered in isolation or as a substitute for results prepared in accordance with principles generally accepted in the United States.

Conference Call

Standard Register president and chief executive officer, Dennis L. Rediker, and chief financial officer, Craig Brown, will host a conference call at 10:00 a.m. EST on March 7, 2006, to review the fourth-quarter and full-year results.  The call can be accessed via an audio webcast which is accessible at:  http://www.standardregister.com/investorcenter.

About Standard Register

Standard Register is a premier document services provider, trusted by companies to manage the critical documents they need to thrive in today’s competitive climate.  Relying on nearly 100 years of industry expertise, Lean Six Sigma methodologies and leading technologies, we help organizations increase efficiency, reduce costs, mitigate risks, grow revenue and meet the challenges of a changing business landscape.  It offers document and label solutions, e-business solutions, consulting, and print supply chain services to help clients manage documents across their enterprise.  More information is available at www.standardregister.com.

Safe Harbor Statement

This report includes forward-looking statements covered by the Private Securities Litigation Reform Act of 1995.  Because such statements deal with future events, they are subject to various risks and uncertainties and actual results for fiscal year 2006 and beyond could differ materially from the Company’s current expectations.

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Forward-looking statements are identified by words such as “anticipates,” “projects,” “expects,” “plans,” “intends,” “believes,” “estimates,” “targets,” and other similar expressions that indicate trends and future events.

Factors that could cause the Company’s results to differ materially from those expressed in forward-looking statements include, without limitation, variation in demand and acceptance of the Company’s products and services, the frequency, magnitude and timing of paper and other raw-material-price changes, general business and economic conditions beyond the Company’s control, timing of the completion and integration of acquisitions, the consequences of competitive factors in the marketplace, cost-containment strategies, and the Company’s success in attracting and retaining key personnel.  Additional information concerning factors that could cause actual results to differ materially from those projected is contained in the Company’s filing with The Securities and Exchange Commission, including its report on Form 10-K for the year ended January 1, 2006.  The Company undertakes no obligation to revise or update forward-looking statements as a result of new information since these statements may no longer be accurate or timely.

###

THE STANDARD REGISTER COMPANY
Fourth Quarter		STATEMENT OF OPERATIONS	Y-T-D
13 Weeks Ended	14 Weeks Ended	(In Thousands, except Per Share Amounts)	52 Weeks Ended
1-Jan-06	2-Jan-05		1-Jan-06	2-Jan-05
$ 223,030	$236,162	REVENUE	$901,915	$890,249
145,589	153,297	COST OF SALES	583,303	565,980
77,441	82,865	GROSS MARGIN	318,612	324,269
		OPERATING EXPENSES
3,521	2,660	Research and development	11,041	12,900
61,873	66,355	Selling, general and administrative	254,956	276,995
9,241	11,183	Depreciation and amortization	39,217	42,909
-	-	Goodwill impairment	-	47,059
146	77	Asset impairment	303	1,418
224	1,552	Restructuring	2,266	13,609
75,005	81,827	TOTAL OPERATING EXPENSES	307,783	394,890
2,436	1,038	INCOME (LOSS) FROM CONTINUING OPERATIONS	10,829	(70,621)
		OTHER INCOME (EXPENSE)
(603)	(716)	Interest Expense	(2,483)	(2,646)
524	77	Investment and other income	560	209
(79)	(639)	Total Other Expense	(1,923)	(2,437)

		INCOME (LOSS) FROM CONTINUING OPERATIONS
2,357	399	BEFORE INCOME TAXES	8,906	(73,058)

2,384	56	Income tax expense (benefit)	8,057	(28,362)
(27)	343	NET INCOME (LOSS) FROM CONTINUING OPERATIONS	849	(44,696)
		DISCONTINUED OPERATIONS
-	195	Income from discontinued operations, net of taxes	-	1,658
(2)	12,820	Gain (loss) on sale of discontinued operations, net of taxes	550	12,820
$ (29)	$ 13,358	NET INCOME (LOSS)	$1,399	$ (30,218)

28,829	28,543	Average Number of Shares Outstanding - Basic	28,738	28,536
28,829	28,570	Average Number of Shares Outstanding - Diluted	28,766	28,536
		BASIC AND DILUTED EARNINGS (LOSS) PER SHARE
$ -	$ 0.01	Income (loss) from continuing operations	$ 0.03	$ (1.57)
-	0.01	Income from discontinued operations	-	0.06
-	0.45	Gain on sale of discontinued operations	0.02	0.45
$ -	$ 0.47	Net income (loss) per share	$ 0.05	$ (1.06)
$ 0.23	$ 0.23	Dividends Paid Per Share	$ 0.92	$ 0.92

		BALANCE SHEET
		(In Thousands)	1-Jan-06	2-Jan-05
		ASSETS
		Cash & cash equivalents	$ 13,609	$ 44,088
		Accounts receivable	123,006	128,396
		Inventories	47,033	51,796
		Other current assets	30,255	27,960
		Total current assets	213,903	252,240
		Plant and equipment	129,989	147,160
		Goodwill and intangible assets	16,866	19,746
		Deferred taxes	83,937	86,505
		Other assets	31,217	37,322
		Total assets	$ 475,912	$ 542,973
		LIABILITIES AND SHAREHOLDERS' EQUITY
		Current portion long-term debt	$ 611	$ 80,549
		Other current liabilities	99,437	108,475
		Deferred compensation	16,357	16,832
		Long-term debt	34,379	867
		Retiree healthcare	43,885	46,826
		Pension liability	107,236	83,273
		Other long-term liabilities	555	746
		Shareholders' equity	173,452	205,405
		Total liabilities and shareholders' equity	$ 475,912	$ 542,973